Exhibit 10.25

Execution Version

STOCKHOLDERS AGREEMENT OF

RENT THE RUNWAY, INC.

THIS STOCKHOLDERS AGREEMENT, dated as of October [ ● ], 2021 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among (i) Rent the Runway, Inc., a Delaware corporation (the “Corporation”), (ii) Jennifer Y. Hyman, the Trust under Article Second UA dtd 9/19/2012 (the “2012 Trust”), the BS 2021 Family Trust (the “Family Trust”), the JYH 2021 Children’s Trust (the “Children’s Trust”, and, together with Jennifer Y. Hyman, the 2012 Trust and the Family Trust, the “Founder”), (iii) Bain Capital Venture Fund 2009, L.P. (“BCV Fund 2009”), BCIP Venture Associates (“BCIP Venture”) and BCIP Venture Associates-B (“BCIP Venture-B”, and, together with BCV Fund 2009 and BCIP Venture, the “Bain Capital Ventures Entities”), and (iv) Highland Capital Partners VIII Limited Partnership (“Highland Capital 8”), Highland Capital Partners VIII-B Limited Partnership (“Highland Capital 8-B”) and Highland Capital Partners VIII-C Limited Partnership (“Highland Capital 8-C” and, together with Highland Capital 8 and Highland Capital 8-B, the “Highland Entities”, and together with the Bain Capital Ventures Entities and the Founder, the “Stockholders”). Certain terms used in this Agreement are defined in Section 6.

RECITALS

WHEREAS, the Corporation is contemplating an offering and sale of shares of Class A common stock, par value $0.001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”);

WHEREAS, in connection with the consummation of the IPO, it is anticipated that all of the outstanding series of the Corporation’s convertible, redeemable preferred stock will be converted into Common Stock (as defined in the Corporation’s Eleventh Amended and Restated Certificate of Incorporation) (the “Automatic Conversion”);

WHEREAS, in connection with the consummation of the IPO and following the Automatic Conversion, the Corporation will amend and restate its certificate of incorporation to reclassify the shares of Common Stock (as defined in the Eleventh Amended and Restated Certificate of Incorporation) into Class A Common Stock;

WHEREAS, in connection with the consummation of the IPO, it is anticipated that the Founder, the Corporation and certain other stockholders of the Corporation will enter into a series of related transactions pursuant to which the Founder will exchange all shares of the Founder’s Class A Common Stock for shares of the Corporation’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”);

WHEREAS, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Stockholders agree as follows:

Agreement

Section 1. Election of the Board of Directors.

(a) Subject to this Section 1(a), the Bain Capital Ventures Entities shall be entitled to designate for nomination by the Board one (1) Director from time to time (any Director designated by the Bain Capital Ventures Entities, a “BCV Director”). The Bain Capital Ventures Entities shall not be entitled to designate any BCV Director in accordance with this Section 1(a) if at any time the Bain Capital Ventures Entities beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock. The Directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms in accordance with the Charter.

(b) Subject to this Section 1(b), the Highland Entities shall be entitled to designate for nomination by the Board one (1) Director from time to time (any Director designated by the Highland Entities, a “Highland Director”). The Highland Entities shall not be entitled to designate any Highland Director in accordance with this Section 1(b) if at any time the Highland Entities beneficially own, directly or indirectly, in the aggregate less than five percent (5%) of all issued and outstanding shares of Class A Common Stock. The Directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms in accordance with the Charter.

(c) Subject to this Section 1(c), the Founder shall be entitled to designate for nomination by the Board up to the number of Directors specified in this Section 1(c) (any Director designated by the Founder, a “Founder Director”). The Founder Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. The right of the Founder to designate the Founders Directors as set forth in this Section 1(c) shall be subject to the following: (i) if at any time the Founder beneficially owns, directly or indirectly, in the aggregate shares of Class A Common Stock and Class B Common Stock representing fifteen percent (15%) or more of the total voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, the Founder shall be entitled to designate for nomination nine (9) Founder Directors, and (ii) if at any time the Founder beneficially owns, directly or indirectly, in the aggregate shares of Class A Common Stock and Class B Common Stock representing less than fifteen percent (15%) but at least five percent (5%) or more of the total voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock, the Founder shall only be entitled to designate for nomination five (5) Founder Directors. The Founder shall not be entitled to designate any Founder Directors in accordance with this Section 1(c) if at any time the Founder beneficially owns, directly or indirectly, in the aggregate shares of Class A Common Stock and Class B Common Stock representing less than five percent (5%) of the total voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock. Notwithstanding anything to the contrary set forth in this Section 1(c), so long as Jennifer Y. Hyman serves as the Chief Executive Officer of the Corporation, Ms. Hyman shall be nominated by the Board as a Director and, if so elected, in that capacity she shall serve as one of the Founder Directors.

(d) Subject to Section 1(a), Section 1(b) and Section 1(c), each of the Bain Capital Ventures Entities, Highland Entities and Founder hereby agree, severally and not jointly, with the Corporation (and only with the Corporation), and the Corporation agrees with each of the Bain Capital Ventures Entities, Highland Entities and Founder, to vote, or cause to be voted, all outstanding shares of Class A Common Stock and/or Class B Common Stock, as applicable, held by the Bain Capital Ventures Entities, Highland Entities and Founder, respectively at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, and to take all Necessary Action to cause the election or removal of each of the BCV Director, the Highland Director and the Founder Directors as a Director, as provided herein and to implement and enforce the provisions set forth in Section 3.

Section 2. Vacancies and Replacements.

(a) If the number of Directors that the Bain Capital Ventures Entities, Highland Entities or Founder have the right to designate to the Board is decreased pursuant to Section 1(a), Section 1(b) or Section 1(c) (each such occurrence, a “Decrease in Designation Rights”), then: unless a majority of Directors (with the affected party’s Board designees abstaining) agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of the Bain Capital Ventures Entities, Highland Entities or Founder, as applicable, agrees with the Corporation (and only with the Corporation) that it shall take all Necessary Action to cause each of (x) the BCV Director that the Bain Capital Ventures Entities cease to have the right to designate for nomination as a BCV Director or (y) the Highland Director that the Highland Entities cease to have the right to designate for nomination as a Highland Director or (z) the appropriate number of Founder Directors that the Founder ceases to have the right to designate for nomination as the Founder Directors, respectively, to tender his, her or their resignation(s) from the Board within thirty (30) days from the date that the Bain Capital Ventures Entities, Highland Entities and/or Founder, as applicable, incurs a Decrease in Designation Rights, provided that this Section 2(a) shall not apply to Ms. Hyman as long as she serves as the Chief Executive Officer of the Corporation.

(b) Other than with respect to a Decrease in Designation Rights, each of the Bain Capital Ventures Entities, Highland Entities and Founder shall have the sole right to request that one or more of their respective designated Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested.

(c) Except with respect to a Decrease in Designation Rights subject to Section 2(a), each of the Bain Capital Ventures Entities, Highland Entities and Founder, as applicable, shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Directors created thereby on the terms and subject to the conditions of Section 1.

Section 3. Initial Directors and Corporate Governance.

(a) Initial Directors. The initial BCV Director designated for nomination pursuant to Section 1(a) shall initially be Scott Friend (designated for nomination as a Class II Director). The initial Highland Director designated for nomination pursuant to Section 1(b) shall initially be Dan Nova (designated for nomination as a Class II Director). The initial Founders Directors designated for nomination pursuant to Section 1(c) shall initially be Jennifer Y. Hyman (designated for nomination as a Class III Director) and Tim Bixby, Jennifer Fleiss and Carley Roney designated for nomination as Class I Directors; Melanie Harris and Mike Ross designated for nomination as Class II Directors; and Beth Kaplan, Gwyneth Paltrow and Dan Rosenzweig designated for nomination as Class III Directors.

(b) Chief Executive Officer. Immediately following the consummation of the IPO, the Chief Executive Officer of the Corporation shall be Jennifer Y. Hyman. Ms. Hyman shall not be removed or terminated as Chief Executive Officer without “Cause” (as such term is defined in Ms. Hyman’s employment agreement with the Corporation in effect as of the date hereof) without the approval of (i) a majority of the Directors comprising the Board and (ii) a majority of the Founder Directors, in each case with Ms. Hyman recusing herself from such vote.

Section 4. Covenants of the Corporation.

(a) The Board and the Corporation agree with each of the Stockholders, individually and not jointly, to use their reasonable best efforts to take all Necessary Action (subject to the Board’s fiduciary duties) to (i) cause the Board to be comprised of at least eleven (11) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) cause the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; and (iii) cause the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and The Nasdaq Stock Exchange rules.

(b) The Bain Capital Ventures Entities, Highland Entities and Founder each agrees with the Corporation (and only with the Corporation) that it shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 4(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws and Securities Laws, then the Board shall inform the Bain Capital Ventures Entities, Highland Entities and/or Founder, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the Bain Capital Ventures Entities, Highland Entities and/or Founder, as applicable (subject in each case to this Section 4(b)). The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action (subject to the Board’s fiduciary duties) required by this Section 4 with respect to the nomination, appointment or election of such substitute designees to the Board.

Section 5. Termination.

This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a) each of (i) the Bain Capital Ventures Entities, (ii) the Highland Entities and (iii) the Founder ceasing to own any shares of Class A Common Stock or Class B Common Stock;

(b) each of (i) the Bain Capital Ventures Entities, (ii) Highland Entities and (iii) the Founder ceasing to have any Director designation rights under Section 1; and

(c) the unanimous written consent of the parties hereto.

For the avoidance of doubt, the rights and obligations (i) of the Bain Capital Ventures Entities under this Agreement shall terminate upon the earliest to occur of (a) the Bain Capital Ventures Entities ceasing to own any shares of Class A Common Stock or (b) a BCV Director ceasing to serve as a Director, (ii) of the Highland Entities under this Agreement shall terminate upon the earliest to occur of (a) Highland Entities ceasing to own any shares of Class A Common Stock or (b) a Highland Director ceasing to serve as a Director and (iii) of the Founder under this Agreement shall terminate upon the earliest to occur of (a) the Founder ceasing to own any shares of Class A Common Stock or Class B Common Stock or (b) any

Founder Director ceasing to serve as a Director. For the avoidance of doubt, in the event a Stockholder’s rights and obligations under this Agreement terminate as a result of such Stockholder ceasing to have any designee of such Stockholder serve as a Director, such Stockholder may not thereafter seek to reinstate its rights by designating a nominee for election to the Board pursuant to Section 1 hereof. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed to any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 5.

Section 6. Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 7. Choice of Law and Venue; Waiver of Right to Jury Trial.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CORPORATION HEREBY AGREES WITH EACH STOCKHOLDER, SEVERALLY AND NOT JOINTLY, THAT IT WILL ENFORCE THE PROVISIONS OF THIS AGREEMENT AGAINST ANY PARTY IN BREACH. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b) IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 7(b); (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 8. Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first-class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)	If to Founder, addressed as follows:

398 State Street

Brooklyn, New York 11217

Attention: Jennifer Y. Hyman

E-mail: *******@*******

with a copy (which copy shall not constitute notice) to:

Withers Bergman LLP

505 Sansome Street, 2nd Floor

San Francisco, California 94111

Attention: Doug Mandell

E-mail: *******@*******

(b)	If to Bain Capital Ventures Entities, addressed as follows:

Bain Capital Ventures

200 Clarendon Street

Boston, Massachusetts 02116

Attention: David Hutchins

E-mail: *******@*******

(c)	If to Highland Entities, addressed as follows:

Highland Capital Partners

One Broadway, 16th Floor

Cambridge, Massachusetts 02142

Attention: Jessica Healey

E-mail: *******@*******

with a copy (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, Massachusetts 02210

Attention: Jay K. Hachigian and Keith J. Scherer

Email: *******@*******

(d)	If to the Corporation, addressed as follows:

Rent the Runway, Inc.

10 Jay Street

Brooklyn, New York 11201

Telephone: (212) 524-6860

Attention: Cara Schembri, General Counsel

E-mail: *******@*******

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Marc Jaffe and Emily Taylor

Facsimile: (212) 906-1623

E-mail: *******@*******

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 9. Assignment.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void.

Section 10. Amendment and Modification; Waiver of Compliance.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation, Bain Capital Ventures Entities, Highland Entities and Founder. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 11. Waiver.

No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 12. Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 13. Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 14. Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 15. Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 16. Representations and Warranties.

(a) Each of the Bain Capital Ventures Entities, Highland Entities, Founder and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b) The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 17. No Strict Construction.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

RENT THE RUNWAY, INC.

By:
Name: Jennifer Y. Hyman
Title: Chief Executive Officer

JENNIFER Y. HYMAN

By:
Name:

TRUST UNDER ARTICLE SECOND U/A DTD 9/19/2012

By:
Name:
Title:

BS 2021 FAMILY TRUST

By:
Name:
Title:

JYH 2021 CHILDREN’S TRUST

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

BAIN CAPITAL VENTURE FUND 2009, L.P.

By: Bain Capital Venture Partners, L.P., its General Partner
By: Bain Capital Venture Investors, LLC, its General Partner

By:
Name: Scott Friend
Title: Managing Director

BCIP VENTURE ASSOCIATES

By: Boylston Coinvestors, LLC, its Managing Partner

By:
Name: Scott Friend
Title: Authorized Signatory

BCIP VENTURE ASSOCIATES-B

By: Boylston Coinvestors, LLC, its Managing Partner

By:
Name: Scott Friend
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

HIGHLAND CAPITAL PARTNERS VIII LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its general partner
By: Highland Management Partners VIII Limited, its general partner

By:
Name:
Title:

HIGHLAND CAPITAL PARTNERS VIII-B LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its general partner
By: Highland Management Partners VIII Limited, its general partner

By:
Name:
Title:

HIGHLAND CAPITAL PARTNERS VIII-C LIMITED PARTNERSHIP

By: Highland Management Partners VIII Limited Partnership, its general partner
By: Highland Management Partners VIII Limited, its general partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]